EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-128661) and Form S-8 (No’s 1-4364, No. 33-69660, No. 33-62013, No. 333-19515, No. 333-26653, No. 333-57595, No. 333-69626, No. 333-69628, No. 333-108364, No. 333-124828 and No. 333-134113) of Ryder System, Inc. of our report dated February 12, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Miami, Florida
February 12, 2007